EXHIBIT 1 - AMENDMENT # 26

The following is an amendment ("Amendment") to the Global Custody Agreement dated June 25, 2001, as amended from time to time (the "Agreement"), by and between JPMorgan Chase Bank (previously The Chase Manhattan Bank) ("Bank") and each open-end management investment company listed on Exhibit 1 thereto (each a "Trust," collectively "Customer"). This Amendment serves to update the names of the Trusts and certain of their portfolios (each a "Fund") listed on Exhibit 1. Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the following Trusts and Funds listed below.

Exhibit 1 is hereby amended as follows:

Vanguard Admiral Funds
- Vanguard S&P 500 Growth Index Fund
- Vanguard S&P 500 Value Index Fund
- Vanguard S&P Mid-Cap 400 Growth Index Fund
- Vanguard S&P Mid-Cap 400 Index Fund
- Vanguard S&P Mid-Cap 400 Value Index Fund
- Vanguard S&P Small-Cap 600 Growth Index Fund
- Vanguard S&P Small-Cap 600 Index Fund
- Vanguard S&P Small-Cap 600 Value Index Fund

Vanguard Bond Index Funds
- Vanguard Inflation-Protected Securities Fund
- Vanguard Intermediate-Term Bond Index Fund
- Vanguard Long-Term Bond Index Fund
- Vanguard Short-Term Bond Index Fund
- Vanguard Total Bond Market Index Fund
- Vanguard Total Bond Market II Index Fund

Vanguard Chester Funds
- Vanguard Target Retirement Income Fund
- Vanguard Target Retirement 2010 Fund
- Vanguard Target Retirement 2015 Fund
- Vanguard Target Retirement 2020 Fund
- Vanguard Target Retirement 2025 Fund
- Vanguard Target Retirement 2030 Fund
- Vanguard Target Retirement 2035 Fund
- Vanguard Target Retirement 2040 Fund
- Vanguard Target Retirement 2045 Fund
- Vanguard Target Retirement 2050 Fund
- Vanguard Target Retirement 2055 Fund
- Vanguard Target Retirement 2060 Fund

Vanguard CMT Funds
- Vanguard Market Liquidity Fund

Vanguard Fixed Income Securities Funds
- Vanguard GNMA Fund
- Vanguard High-Yield Corporate Fund
- Vanguard Long-Term Investment-Grade Fund
- Vanguard Ultra-Short-Term Bond Fund

Vanguard Index Funds
- Vanguard Growth Index Fund
- Vanguard Mid-Cap Growth Index Fund
- Vanguard Mid-Cap Value Index Fund
- Vanguard Small-Cap Index Fund
- Vanguard Total Stock Market Index Fund

Vanguard Malvern Funds
- Vanguard Short-Term Inflation- Protected Securities Index Fund

Vanguard Scottsdale Funds
- Vanguard Short-Term Government Bond Index Fund
- Vanguard Intermediate-Term Government Bond Index Fund
- Vanguard Long-Term Government Bond Index Fund
- Vanguard Short-Term Corporate Bond Index Fund
- Vanguard Intermediate-Term Corporate Bond Index Fund
- Vanguard Long-Term Corporate Bond Index Fund
- Vanguard Mortgage-Backed Securities Index Fund

Vanguard Specialized Funds
- Vanguard Dividend Appreciation Index Fund
- Vanguard Health Care Fund
- Vanguard Precious Metals and Mining Fund

Vanguard STAR Funds
- Vanguard LifeStrategy Conservative Growth Fund
- Vanguard LifeStrategy Growth Fund
- Vanguard LifeStrategy Income Fund
- Vanguard LifeStrategy Moderate Growth Fund
- Vanguard Total International Stock Index Fund

Vanguard Tax-Managed Funds
- Vanguard Tax-Managed Balanced Fund

Vanguard Valley Forge Funds
- Vanguard Balanced Index Fund

Vanguard Variable Insurance Funds
- Total Bond Market Index Portfolio

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

Vanguard Whitehall Funds
- Vanguard International Explorer Fund

Vanguard World Fund
- Vanguard Extended Duration Treasury Index Fund
- Vanguard International Growth Fund

(Rest of page left intentionally blank)

AGREED TO as of January 5, 2015 BY:

JPMorgan Chase Bank	Each Fund Listed on Exhibit 1
By: [signature]	By: [signature]
Name: Anna Maria Calla Ricanto	Name: Jean E. Drabick
Title: VICE PRESIDENT	Title: Assistant Treasurer